                             AMENDMENT NO. 1 TO THE
                                RIGHTS AGREEMENT

         Amendment No. 1, dated March 26, 2001, ("Amendment No. 1") to the Rights Agreement (the "Rights Agreement"), dated as of April 11, 2000, by and between Specialty Catalog Corp., a Delaware corporation (the "Company") and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Rights Agreement.

         WHEREAS, the parties now desire to amend the Rights Agreement, on the terms and subject to the conditions set forth in this Amendment No. 1.

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

         1. Section 1(k) of the Rights Agreement is hereby amended by deleting it in its entirety and inserting in its stead the following provision:

            "Exempt Person" shall mean (i) any Person or group of Persons who or which, prior to the time that such Person or group of Persons shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, shall receive the approval of the Board of Directors of the Company of the transaction or transactions which results in such Person or group of Persons, or Persons later joining such Person or group of Persons otherwise becoming an Acquiring Person or (ii) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or ursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

         2. The parties hereto understand that, pursuant to Section 27 of the Rights Agreement, this Amendment No. 1 shall become effective as of March 26, 2001, whether or not also executed by the Rights Agent.

         3. Each party executing this Amendment No. 1 represents and warrants that the execution, delivery and performance by it of this Amendment No. 1 has been duly authorized, executed and delivered and constitutes a valid and binding agreement enforceable against it in accordance with its terms.

         4. Each party executing this Amendment No. 1 represents and warrants that the execution, delivery and performance by it of this Amendment No. 1 does not and will not contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding up or applicable to it.

         5.       The effective date of this Amendment No. 1 is March 26, 2001.

         6. Except as expressly amended by this Amendment No. 1, the Rights Agreement shall remain in full force and effect, and the parties hereto agree to be bound by the Rights Agreement, as the same was in effect immediately prior to the effectiveness of this Amendment No. 1.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.



                                         SPECIALTY CATALOG CORP.


                                     By: /s/ Thomas McCain
                                         ------------------------------------
                                         Name:  Thomas McCain
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer


                                         CONTINENTAL STOCK TRANSFER &
                                         TRUST COMPANY, as Rights Agent


                                     By:
                                         ------------------------------------
                                         Name:
                                         Title: